Exhibit 99.1

Mawson Infrastructure Group, Inc. Releases Preliminary Estimated Results for Third Quarter and Nine Months Ended September 30, 2025

Board of Directors Results Announced

MIDLAND, Pa., Oct. 17, 2025 (GLOBE NEWSWIRE) Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms providing services to the artificial intelligence (AI), high-performance computing (HPC), and digital assets (including Bitcoin mining), and other intensive compute applications market sectors, announced today preliminary, unaudited financial results for the Third Quarter and Nine Months ended September 30, 2025.

Preliminary Estimated Results for the Third Quarter and Nine Months Ended September 30, 2025

Our expectations with respect to our revenue, cost of revenues, gross profit, gross profit margin and net loss for the third quarter and the nine months ended September 30, 2025 discussed below are based upon management estimates for the period. Our expectations are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the review of our consolidated financial statements for the three and nine months ended September 30, 2025. Following the completion of our financial closing process and the review of our consolidated financial statements, we may report revenue, cost of revenues, gross profit, gross profit margin and net loss for the three and nine months ended September 30, 2025 that could differ from our expectations, and the differences could be material.

The expectations set forth below have been prepared by, and are the responsibility of, our management. Wolf & Company, P.C., our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Wolf & Company, P.C. does not express an opinion or any other form of assurance with respect thereto.

Preliminary Results for Third Quarter Ended September 30, 2025

Preliminary estimated revenues are expected to be approximately $11.2 million for the third quarter of 2025 compared with $12.3 million for the third quarter of 2024, a year-on-year decrease of 9%.

Preliminary estimated cost of revenues is expected to be approximately $4.6 million for the third quarter of 2025 compared with $8.0 million for the third quarter of 2024, a year-on-year decrease of 42%.

Preliminary estimated gross profit is expected to be approximately $6.6 million for the third quarter of 2025 compared with $4.3 million for the third quarter of 2024, a year-on-year increase of 53%.

Preliminary estimated gross profit margin is expected to be 59% for the third quarter of 2025 compared with 35% for the third quarter of 2024.

Preliminary net loss is expected to be approximately $1.5 million for the third quarter of 2025 compared with $12.2 million for the third quarter of 2024, a year-on-year decrease of 88%.

Preliminary Results for Nine Months Ended September 30, 2025

Preliminary estimated revenues are expected to be approximately $34.5 million for the nine months of 2025 compared with $44.2 million for the nine months of 2024, a year-on-year decrease of 22%.

Preliminary estimated cost of revenues is expected to be approximately $18.1 million for the nine months of 2025 compared with $28.6 million for the nine months of 2024, a year-on-year decrease of 37%.

Preliminary estimated gross profit is expected to be approximately $16.4 million for the nine months of 2025 compared with $15.6 million for the nine months of 2024, a year-on-year increase of 5%.

Preliminary estimated gross profit margin is expected to be 48% for the nine months of 2025 compared with 35% for the nine months of 2024.

Preliminary net loss is expected to be approximately $9.8 million for the nine months of 2025 compared with $41.8 million for the nine months of 2024, a year-on-year decrease of 76%.

Overall, our reduction in net loss for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 is attributable to the following:

●	An increase in gross profit primarily due to a new profit share agreement executed in 2025.

●	A reduction in operating expenses primarily due to a reduction in depreciation and amortization expense and stock based compensation partially offset by an increase in selling, general and administrative costs.

●	A reduction in non-operating expenses primarily due to 2024 including a loss on deconsolidation of $12.4 million.

Results of the Annual Shareholder Meeting

At the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), the following nominees for director were elected to serve until the Company’s 2026 Annual Meeting:

●	Ryan Costello - Independent Board Chair, Chair of Nominating & Governance Committee

Former U.S. Congressman (PA) and long-time public policy / strategic communications advisor; founded Ryan Costello Strategies, LLC and brings public policy, regulatory and governance experience. Mr. Costello earned a J.D. from Villanova and undergraduate degree from Ursinus College and has an executive education certificate from Wharton (Economics of Blockchain & Digital Assets).

●	Steven G. Soles - Independent Director, Chair of the Audit Committee and Chair of Strategic Transactions Committee

COO & General Counsel of Elmagin Capital LLC (quant investment firm focused on U.S. wholesale electricity markets) since 2014; prior VP & General Counsel at TFS Capital. Holds a B.A. (West Chester University) and J.D. (Villanova). Mr. Soles brings legal, M&A, compliance and transactional experience to the board.

●	Kathryn (Katie) Yingling Schellenger - Independent Director, Chair of Compensation Committee

Kathryn (Katie) Yingling Schellenger joins the board as an independent director after being elected at the 2025 Annual Meeting. Since 2022, Ms. Schellenger has served as Head of Global Compliance / Senior Counsel at a global luxury retail brand. Previously, Ms. Schellenger served as Director, Ethics & Compliance at Qurate Retail Group. She is a Cum Laude graduate of both Bucknell University and Villanova University School of Law. Ms. Schellenger brings with her deep experience in building global ethics and compliance programs for retail companies, leading whistleblower and internal investigations programs, and reporting to boards on compliance matters.

About Mawson Infrastructure

Mawson is a U.S.-based technology company that designs, builds, and operates next-generation digital infrastructure platforms. The company provides services spanning AI, HPC, digital assets (including Bitcoin mining), and other intensive compute applications. Mawson delivers both self-mining operations and colocation/hosting for enterprise customers, with a vertically integrated infrastructure model built for scalability and efficiency.

A core part of Mawson’s strategy is powering its operations with carbon-free energy resources—including nuclear power—ensuring that its compute platforms support the rapid growth of the digital economy in an environmentally sustainable way. With 129 megawatts of capacity already online and more under development, Mawson is positioning itself as a competitive provider of carbon-aware digital infrastructure solutions.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles.

Company Presentation (Sept. 2025) is available at www.mawsoninc.com/company-presentations.

For more information, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, continued evolution and uncertainty related to technologies and digital infrastructure; our ability to continue as a going concern; our ability to cure any continued listing deficiencies and maintain the listing of our common stock on Nasdaq; the availability of our “at-the-market” program and our ability or inability to secure additional funds through equity financing transactions; access to reliable and reasonably priced electricity sources; operational, maintenance, repair, safety, and construction risks; the failure or breakdown of mining equipment, or internet connection failure; our reliance on key management personnel and employees; our ability to attract or retain the talent needed to sustain or grow the business; our ability to develop and execute on our business strategy and plans; counterparty risks related to our customers, agreements and/or contracts; the loss of a significant digital colocation customer; adverse actions by creditors, debt providers, or other parties; continued evolution and uncertainty related to growth in blockchain and Bitcoin and other digital assets’ usage; high volatility in Bitcoin and other digital assets’ prices and in value attributable to our business; our need to, and difficulty in, raising additional debt or equity capital and the availability of financing opportunities; failure to maintain required compliance to remain eligible for the most cost-effective forms of raising additional equity capital; the evolution of AI and HPC market and changing technologies; the slower than expected growth in demand for AI, HPC and other accelerated computing technologies; the ability to timely implement and execute on AI and HPC digital infrastructure contracts or deployment; the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned; downturns in the digital assets industry; counterparty risks and risks of delayed or delinquent payments from customers and others; inflation, economic or political environment; cyber-security threats; our ability to obtain proper insurance; banks and other financial institutions ceasing to provide services to our industry; changes to the Bitcoin and/or other networks’ protocols and software; the decrease in the incentive or increased network difficulty to mine Bitcoin; the increase of transaction fees related to digital assets: the fraud or security failures of large digital asset exchanges; the regulation and taxation of digital assets like Bitcoin; our ability to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the effects of the involuntary petition filed against us in the United States Bankruptcy Court for the District of Delaware (the “Involuntary Petition”) and the outcome of the proceedings relating to the involuntary bankruptcy case in general, and how our common stock shares may and/or will be impacted by such pending Involuntary Petition; material litigation, investigations, or enforcement actions, including by regulators and governmental authorities; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Investor Contact: IR@mawsoninc.com

Partnerships Contact: Partnerships@mawsoninc.com

Media and Press Contact: mediarelations@mawsoninc.com

4